Exhibit 1.1

W. P. Carey Inc.

(a Maryland corporation)

Common Stock
($0.001 par value)

EQUITY SALES AGREEMENT

May 2, 2022

Barclays Capital Inc.
BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

BofA Securities, Inc.

BTIG, LLC

Capital One Securities, Inc.

Fifth Third Securities, Inc.

Jefferies LLC

JMP Securities LLC

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

As Agents

Barclays Bank PLC

Bank of Montreal

The Bank of New York Mellon

Bank of America, N.A.

Jefferies LLC

JPMorgan Chase Bank, National Association

Regions Securities LLC

Royal Bank of Canada

The Bank of Nova Scotia

Wells Fargo Bank, National Association

As Forward Purchasers

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

W. P. Carey Inc., a Maryland corporation (the “Company”), confirms its agreement with each of Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Regions Securities LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or (except in the case of BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc and JMP Securities LLC) forward seller (in such capacity, each, an “Agent,” and collectively, the “Agents”), and each of Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”), as stated in this Agreement (as defined below). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares and not as sales agent for the Company, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, except that BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc and JMP Securities LLC are not acting as forward sellers. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as forward seller for such Forward Purchaser.

The Company proposes, subject to the terms and conditions stated herein, (i) to issue and sell from time to time to or through the Agents, severally and not jointly, as sales agent for the Company and/or principal shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) to instruct the applicable Agents, severally and not jointly, from time to time to offer and sell the Shares as forward sellers for the applicable Forward Purchasers, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate gross sales price of Shares sold pursuant to clauses (i) and (ii) above (including Shares issued and sold by the Company to or through the Agents pursuant to this Agreement and any Terms Agreements (as defined below) and Shares borrowed by any Forward Purchaser or an affiliate thereof and sold through any Agent, acting as forward seller, in connection with any Confirmation (as defined below)) shall not exceed $1,000,000,000. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or “this Equity Sales Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Equity Sales Agreement and any applicable Terms Agreement.

In connection with each accepted instruction referenced in clause (ii) of the immediately preceding paragraph, the Company shall enter into a forward stock purchase agreement with the relevant Forward Purchaser (each, a “Confirmation”), in substantially the form of Annex II hereto, with such changes therein as the parties thereto may agree. In connection with each Confirmation, it is contemplated that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then sell, through the applicable Agent, acting as forward seller and sales agent for such Forward Purchaser, the relevant number of Shares on the terms and subject to the conditions set forth in this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-264613), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form that the Base Prospectus, the Prospectus Supplement and any such pricing supplement thereto are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent(s).

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agent(s) pursuant to Section 3(m) hereof that is furnished to the Agents and the Forward Purchasers or such Agent(s), as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents and the Forward Purchasers or such Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents and the Forward Purchasers at the date of this Agreement, each Representation Date (as defined in Section 3(p)) on which a certificate is required to be delivered pursuant to Section 3(p), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof), and agrees with the Agents and the Forward Purchasers, as follows:

(i)            Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission (in each instance, including any amendments thereto), complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission (in each instance, including any amendments thereto), as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)            Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)            Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Confirmation and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)            Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the 1933 Act and the 1933 Act Regulations. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the 1933 Act and the 1933 Act Regulations.

(vii)            Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and their consolidated results of operations and their consolidated changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; the pro forma financial information and the related notes thereto, if any, included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, have been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus; and no historical or pro forma financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations that have not been included therein. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has not been any change in the capital stock (other than the issuance of shares of common stock, $0.001 par value per share, of the Company relating to awards under the Company’s equity incentive or benefit plans (collectively, the “Equity Incentive Plans”), provided such Equity Incentive Plans have been disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)            Good Standing of the Company. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(x)            Capitalization. The Company has the capitalization as set forth in, or incorporated by reference into, each of the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to any Confirmation and pursuant to reservations, agreements or the Equity Incentive Plans referred to in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus) and all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, and none of such shares of capital stock or other equity interests were issued in violation of preemptive or similar rights, except in each case as may otherwise be specifically disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)            Listing of Common Stock. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and, as of each Settlement Date, the Shares and any Confirmation Shares (as defined below) will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares and any Confirmation Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xii)            Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and any Terms Agreement, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(xiii)            Description of Shares. The Shares have been duly authorized by the Company and, when duly issued and delivered and paid for as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The issuance of the Shares is not subject to any preemptive or similar rights. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xiv)            Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)            Description of this Agreement. This Agreement (including the form of Confirmation attached hereto in Annex II) conforms in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)            Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(xvii)            Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, any Confirmation, the issuance, sale and delivery of the Shares and any Confirmation Shares and the consummation of the transactions contemplated by this Agreement or any Confirmation will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)            REIT Qualification. Commencing with its taxable year ended December 31, 2012, the Company has been, and for the taxable year in which sales of the Shares and any Confirmation Shares are to occur, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xix)            Investment Company Act. The Company is not, and after giving effect to the offering, sale and delivery of the Shares and any Confirmation Shares and the application of the proceeds thereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xx)            Absence of Proceedings. Except as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package, the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the 1933 Act or the 1933 Act Regulations to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus or any document incorporated by reference therein.

(xxi)            Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any court, arbitrator, governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, any Confirmation or any Terms Agreement, the issuance and sale of the Shares or any Confirmation Shares or the consummation of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except for the registration of the offer and sale of the Shares under the 1933 Act or the 1933 Act Regulations and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares or any Confirmation Shares.

(xxii)            Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxiii)            Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions); and except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure package and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xxiv)            Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xxv)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described therein.

(xxvi)            Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxvii)            Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would be material to the Company and its consolidated subsidiaries taken as a whole.

(xxviii)            ERISA. Except in each case with respect to the events or conditions set forth in (i) through (viii) hereof as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan, ” within the meaning of Section 4001(a)(3) of ERISA).

(xxix)            Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act Regulations) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act or the 1934 Act Regulations is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act Regulations.

(xxx)            Accounting Controls. The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act or the 1934 Act Regulations and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company, on a consolidated basis with its subsidiaries, maintains internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.

(xxxi)            Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)            No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiii)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)            No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, the so-called Donetsk People's Republic, Iran, the so-called Luhansk People's Republic, North Korea, Sudan and Syria (each, a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering of the Shares or any Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Company and its subsidiaries have not engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxv)            Solvency. On and immediately after each Settlement Date, the Company (after giving effect to the issuance, sale and delivery of the Shares and any Confirmation Shares and the other transactions related thereto as described in each of the Registration Statement, the General Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on each such date: (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance, sale and delivery of the Shares and any Confirmation Shares as contemplated by this Agreement, any Confirmation, the Registration Statement, the General Disclosure Package and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(xxxvi)            No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvii)            Margin Rules. Neither the issuance, sale and delivery of the Shares and any Confirmation Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxxviii)            No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act or the 1933 Act Regulations by reason of the filing of the Registration Statement with the Commission or the issuance, sale and delivery of the Shares and any Confirmation Shares.

(xxxix)            Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(xl)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli)            Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, or any amendment or supplement thereto (if any), is not based on or derived from sources that are reliable and accurate in all material respects.

(xlii)            Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any Agent, any Forward Purchaser or any of their respective banking, lending or other affiliates and (B) does not intend to use any of the proceeds from the sale of the Shares or any Confirmation Shares to repay any outstanding debt owed to an Agent, a Forward Purchaser or any of their respective affiliates.

(xliii)            No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Confirmation) that would give rise to a valid claim against the Company or any of its subsidiaries or an Agent or a Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering, sale and delivery of any Shares or any Confirmation Shares.

(xliv)            Actively-Traded Security. The Common Stock qualifies as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xlv)            Cybersecurity. (A) To the knowledge of the Company, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and the Company and its subsidiaries have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlvi)            Confirmations. The Company has and, on the date of each Confirmation, will have the full right, power and authority to execute and deliver such Confirmation and to perform its obligations thereunder; all action required to be taken for the due and proper authorization, execution and delivery of such Confirmation and the consummation of the transactions contemplated thereby will have been duly and validly taken such that such Confirmation will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and each Confirmation conforms and will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlvii)            Confirmation Shares. Any shares of Common Stock to be issued, sold and delivered by the Company pursuant to any Confirmation (“Confirmation Shares”) have been duly authorized by the Company for issuance, sale and delivery to the applicable Forward Purchaser or an affiliate thereof pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus; the issuance, sale and delivery of such Confirmation Shares are not and will not be subject to preemptive or other similar rights; and no holder of any Confirmation Shares will be subject to personal liability by reason of being such a holder. The issuance, sale and delivery by the Company of Confirmation Shares to a Forward Purchaser or an affiliate thereof pursuant to any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or an affiliate thereof of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or an affiliate thereof relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the 1933 Act.

(xlviii)            Reservation of Confirmation Shares. In respect of any Confirmation, the Company will reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued shares of Common Stock at least equal to the Share Cap (as defined in such Confirmation).

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents, the Forward Purchasers or counsel for the Agents and the Forward Purchasers in connection with an offering, sale and delivery of the Shares or any Confirmation Shares shall be deemed a representation and warranty by the Company to the Agents and the Forward Purchasers as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to (I) issue and sell Shares through any Agent, acting as sales agent for the Company, or directly to any Agent(s), acting as principal, from time to time and on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Shares to any Agent(s) as principal, the applicable Terms Agreement and (II) if the Company enters into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as such Forward Purchaser or an affiliate of such Forward `Purchaser), instruct such Agent, acting as forward seller for such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser or an affiliate thereof from third parties as contemplated by such Confirmation, on the terms and subject to the conditions set forth in this Agreement and such Confirmation. Sales of Shares, if any, as contemplated by this Agreement, made by or through an Agent will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)            The Shares to be sold through an Agent, acting as sales agent for the Company or as forward seller, may be sold on any day (other than a day on which the NYSE is closed for trading) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instructions shall specify whether the applicable Shares will be borrowed by a Forward Purchaser or an affiliate thereof and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock transaction pursuant to a Confirmation as contemplated by clause (II) of Section 2(a) above. On any Trading Day, the Company may instruct only one Agent, as sales agent for the Company or as forward seller for a Forward Purchaser, to offer and sell Shares, and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold (which may be expressed as a percentage of volume) on such Trading Day and the minimum price per Share at which such Shares may be sold (each, a “Sale Instruction”), in substantially the form of Annex III hereto. If Shares are to be sold by an Agent as forward seller, such Sale Instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Final Date,” the percentage for purposes of the proposed “Initial Forward Price,” the proposed “Spread,” the proposed initial stock loan fee for purposes of the proposed “Additional Adjustment”, the proposed maximum stock loan fee for purposes of the proposed “Stock Borrow Event”, the proposed “Hedge Completion Date,” the proposed “Forward Price Reduction Dates” and the proposed “Forward Price Reduction Amounts” (together, the “Proposed Confirmation Terms”). Each Sale Instruction is subject to acceptance by the applicable Agent. Sale Instructions may be provided by any two of following officers acting together: the Chief Executive Officer, the Chief Financial Officer, the Director of Strategy & Capital Markets, and the Head of Capital Markets, or such other authorized representatives of the Company as may be specified by the Company to the Agents from time to time in writing. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof, and the applicable Agent’s acceptance of the Sale Instruction and if applicable, entry into a Confirmation by the Forward Purchaser), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such Sale Instruction. The Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, this Section 2 shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring Shares for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. The parties hereto, severally and not jointly, each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares or that any Forward Purchaser or an affiliate thereof will be successful in borrowing any Shares or selling any Shares through the applicable Agent, as forward seller, (B) no Agent or an affiliate thereof will incur any liability or obligation to the Company or its affiliates if it fails to sell Shares for any reason, other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement, and (C) none of the Agents, the Forward Purchasers and their respective affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or an affiliate thereof to borrow, offer or sell any Shares as a result of any of the circumstances specified Section 2(l) below.

(c)            The Company or the Agent through whom the sale of Shares is to be made as sales agent on any Trading Day may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective liabilities or obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)            The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a rate agreed upon by the Company, such Agent and, in the case of Shares being sold for a Forward Purchaser, such Forward Purchaser, not to exceed (except as provided below) 2.0% of the gross sales price for such Shares, and the exact amount shall be agreed at each time the Company provides a Sale Instruction. For the avoidance of doubt, the compensation payable to such Agent acting as forward seller for sales of Shares shall be deemed paid through the agreed upon percentage under the “Initial Forward Price” under the applicable Confirmation. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made (other than the deduction of compensation payable to such Agent). Notwithstanding the foregoing, in the event the Company and an Agent, acting as sales agent, agree to a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent and, in the case of Shares being sold for a Forward Purchaser, such Forward Purchaser agree to compensation for such Agent that is customary for such sales.

(e)            If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement, setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)            Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of a Sale Instruction to an Agent as sales agent, pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the second paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement, (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or (iv) listed or approved for listing on the NYSE. In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be offered or sold, or be the subject of a Sale Instruction to such Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized in writing from time to time by the Company, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares required to be duly authorized, reserved and available from time to time for issuance, sale and delivery under such Confirmation or listed or approved for listing on the NYSE. Compliance with the restrictions set forth above in this Section 2(f) shall be the responsibility of the Company, and none of the Agents, the Forward Purchasers or any of their respective affiliates shall have any responsibility for maintaining records with respect to the Shares available for issuance or sale under the Registration Statement, this Agreement or any Terms Agreement, the number of Confirmation Shares available for issuance or sale under any Confirmation or the number of Shares or Confirmation Shares listed or approved for listing on the NYSE, or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company, or for compliance with any of the other restrictions set forth above in this Section 2(f).

(g)            If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers, and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the parties hereto. If an Agent, that is subject to a Sale Instruction, has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Company.

(h)            Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable parties (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through the applicable Agent as sales agent, such Shares shall be delivered by the Company or such Forward Purchaser, as applicable, to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent, in same day funds delivered to an account designated by the Company or such Forward Purchaser, as applicable, by notice delivered to such Agent no later than the Trading Day immediately preceding such Settlement Date, of the Net Proceeds from the sale of such Shares. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent for the Company on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email), shall cancel any Sale Instruction for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Confirmation or any Terms Agreement, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)            Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to or through an Agent, or enter into a Terms Agreement or a Confirmation, at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and, if applicable, such Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a draft of a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officer’s quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, such Forward Purchaser, and, prior to its filing, obtain the written consent (which may be by telecopy or email) of such Agent and, if applicable, such Forward Purchaser to such filing (which consent shall not be unreasonably withheld or delayed), (ii) provide such Agent and, if applicable, such Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(p), (q) and (r), respectively, hereof, (iii) afford such Agent and, if applicable, such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(p), (q) and (r), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)            The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent(s) agree as set forth below. Shares purchased from the Company by the applicable Agent(s), individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s) and the Company as evidenced by a Terms Agreement. The commitment of the applicable Agents(s) to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent(s) shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letters pursuant to Section 3(p), (q) and (r), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(l)            If the Company enters into a Confirmation with a Forward Purchaser, which for the avoidance of doubt is to reflect the terms in the applicable agreed-upon Proposed Confirmation Terms, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that and in the commercially reasonable judgment of such Forward Purchaser, it or an affiliate thereof (i) is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation or (ii) would incur a stock loan cost that would result in a Stock Borrow Event (as defined in each Confirmation, if any), then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward Purchaser or an affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Agent hereunder with respect to the offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and Confirmation, the terms of such Confirmation shall control.

(m)            Prior to delivering any Sale Instruction requesting that Regions Securities LLC sell Shares as forward seller, the Company shall have received written notice from Regions Securities LLC stating that it is permitted to enter into a Confirmation in connection with this Agreement, and such notice shall not have been withdrawn by Regions Securities LLC.

Section 3. Covenants. The Company agrees with the Agents and the Forward Purchasers as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably practicable, and confirm the notice in writing (which may be by telecopy or email), (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities, unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agent(s) and any applicable Forward Purchaser(s) participating in such offering of Shares), (ii) of the receipt of any comments from the Commission related to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection from the Commission relating to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order from the Commission preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, if required, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably practicable. In the event of any issuance of a notice of objection by the Commission, the Company shall make all commercially reasonable efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement, any Confirmation, the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement, file a new registration statement (reference in this Agreement to the “Registration Statement” shall be deemed to include any such new registration statement) or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will as soon as reasonably practicable (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), written notice (which may be by telecopy or email) of such event or condition, (B) prepare any amendment, supplement or new registration statement as may be necessary in order to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchasers or such Agent(s), as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment, supplement or new registration statement and use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as reasonably practicable if the Company is no longer eligible to use an automatic shelf registration statement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, other than in connection with fulfilling its obligations under Section 3(u) or Section 3(v) hereto or if any sales made pursuant to this Agreement have not been completed, with respect to the filing of a new registration statement, if at any time the Company is no longer eligible to use an automatic shelf registration statement in connection with the sale of the Shares, the Company shall have no obligation to file a new registration statement in connection therewith until such time as it becomes eligible to once again file an automatic shelf registration statement. The Company shall not file or use any such amendment or supplement, in each instance, made in accordance with this Section 3(b) to which the Agents and the Forward Purchasers or Agent(s), as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.

(c)            Filing or Use of Amendments and Supplements. The Company will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s) written notice (which may be by telecopy or email) of its intention to file or use (i) any amendment to the Registration Statement or a new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(o) hereof or (iii) any pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, and in each instance, will furnish the Agents and the Forward Purchasers or such Agent(s), as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Purchasers or such Agent(s), as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.

(d)            Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, upon request, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as any Agent, any Forward Purchaser or such Agent(s), as the case may be, may reasonably request. The Company will also furnish, upon request of any Agent or any Forward Purchaser or any such Agent(s), as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.

(g)            Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such jurisdictions as any Agent, any Forward Purchaser or any such Agent(s), as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the issuance, sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to submit generally to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)            Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            REIT Qualification. The Company will use its commercially reasonable efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for the taxable year in which any sales of Shares pursuant to this Agreement and any sales of Confirmation Shares pursuant to any Confirmation are to occur.

(j)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k)            Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares and any Confirmation Shares on, and satisfy the requirements of, the NYSE.

(l)            Notice of Certain Actions. During each period commencing on the date of each Sale Instruction and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or any Confirmation Shares to be sold or delivered pursuant to any Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, any Agent or any Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or such Forward Purchaser.

(m)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agent(s) and the applicable Forward Purchaser(s) it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agent(s) and the applicable Forward Purchaser(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent(s) and the applicable Forward Purchaser(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n)            No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(o)            Update of Activity under this Agreement. The Company shall disclose, to the extent required by applicable law and/or interpretations of the Commission, (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement or any sales or deliveries of Confirmation Shares were made pursuant to any Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents, the number of Confirmation Shares sold or delivered pursuant to any Confirmation, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period.

(p)            Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement relating solely to the offering of securities unless related to an offering of Shares under or in connection with this Agreement, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(o) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date (for the avoidance of doubt, in the event that a Company Earnings Report Date and a Company Periodic Report Date occur within five business days of each other the Company shall only be required to make one delivery under this Section 3(p)), (each such Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date, a “Representation Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s), an officers’ certificate, dated such Representation Date in form and substance reasonably satisfactory to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agent(s) to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agent(s) are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate under this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Sale Instruction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sale Instruction hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents and the Forward Purchasers with a certificate under this Section 3(p), then before the Company delivers the Sale Instruction or an Agent is requires to sell any Shares, the Company shall provide such Agent and the applicable Forward Purchaser with a certificate pursuant to this Section 3(p), dated the date of the Sale Instruction.

(q)            Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) within three business days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(p) hereof, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s) the written opinions and letters of each of counsel for the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s)) and counsel for the Agents and the Forward Purchasers, dated such date that the opinions and letters are required to be delivered, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); it being understood that no sales may take place pursuant to this Agreement until such opinions and letters have been delivered.

(r)            Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) within three business days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(p) hereof, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s) a letter, dated such date that such accountants’ letters are required to be delivered, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; it being understood that no sales may take place pursuant to this Agreement until such opinions and letters have been delivered.

(s)            Trading in the Common Stock. Subject to applicable laws, rules and regulations, the Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales and deliveries of Shares occur pursuant to this Agreement and any Confirmation Shares pursuant to any Confirmation.

(t)            Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by any Agent, any Forward Purchaser or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)            Renewal Deadline. If any Shares purchased by an Agent as principal or borrowed by a Forward Purchaser or an affiliate thereof pursuant to this Agreement remain unsold, the Company will, prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), upon written notice from such Agent, (i) promptly notify the Agents and the Forward Purchasers of its intention to file, and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective as soon as reasonably practicable after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)            Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal or borrowed by a Forward Purchaser or an affiliate thereof pursuant to this Agreement remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as reasonably practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses.

(a)            Expenses. The Company covenants and agrees with the Agents and the Forward Purchasers that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, any Confirmation and any Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and any Confirmation Shares, if the Shares or any Confirmation Shares are then certificated, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and any Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, in an aggregate amount not to exceed $20,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares and any Confirmation Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, the review by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Shares, in an aggregate amount not to exceed $25,000, and (viii) the fees and expenses incurred in connection with the listing of the Shares and any Confirmation Shares on the NYSE. It is understood, however, that, except as provided in this Section 4 or in Section 6 or 7 of this Agreement, the Agents and the Forward Purchasers will pay all of their own costs and expenses, including the fees of their counsel.

(b)            If Shares with at least an aggregate offering price of $125,000,000 have not been offered and sold under this Agreement on or prior to May 1, 2025 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers incurred in connection with this Agreement. Fees and other disbursements reimbursed pursuant to this Section 4(b) shall not exceed $150,000 in the aggregate. The Agents and the Forward Purchasers shall be solely responsible for allocating any reimbursement received pursuant to this Section 4(b) among themselves.

Section 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date and at each Trade Date (as defined in each Confirmation, if any), to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending. The Company shall have complied with any and all requests for additional information on the part of the Commission relating to the Registration Statement to the reasonable satisfaction of counsel for the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)            Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Sidley Austin llp, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)            Opinions of Counsel for the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of DLA Piper LLP (US), counsel for the Company, dated such date, to the effect set forth in Exhibit A hereto.

(d)            Accountants’ Letter. On the date of this Agreement, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)            Officer’s Certificate on Size of Program. On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares, if any, that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)            Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer, the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date and (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date.

(g)            Listing of Shares. The Shares and the Confirmation Shares have been, or will be prior to the sale of the applicable Shares, approved for listing on the NYSE.

(h)            Additional Documents. On the date of this Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by any Agent or any Forward Purchaser, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the authorization, issuance, sale and delivery of the Shares and any Confirmation Shares, the authorization, execution and delivery of any Confirmation or any Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

(i)            Termination of this Equity Sales Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) or Forward Purchaser(s) by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 15, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the obligation of the Company to reimburse the Agents and the Forward Purchasers for certain expenses pursuant to Section 4(b) hereof shall not apply with respect to any Agent or any Forward Purchaser that terminates this Agreement for any reason prior to August 8, 2022, other than the failure by the Company to satisfy any of its obligations hereunder.

Section 6. Indemnification.

(a)            Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent, each Forward Purchaser, their respective affiliates, directors and officers and each person, if any, who controls such Agent or such Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            Indemnification of Company, Directors and Officers. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in Section 6(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that no such information has been furnished by any Agent for use in the Registration Statement (or any amendment thereto) or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(c)            Actions against Parties; Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 6(a) or 6(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 6(a) or 6(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 6(a) or 6(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel for the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any applicable Agent(s), any applicable Forward Purchaser(s), any of their affiliates, directors and officers and any control persons of such Agent(s) or Forward Purchaser(s) shall be designated in writing by such applicable Agent(s) or such applicable Forward Purchaser(s) and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this section, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 7. Contribution. If the indemnification provided for in Section 6(a) or 6(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent(s) and the applicable Forward Purchaser(s) on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the applicable Agent(s) and the applicable Forward Purchaser(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the applicable Agent(s) and the applicable Forward Purchaser(s) on the other in connection with the applicable offering of Shares shall be deemed to be in the same respective proportions as the net proceeds from such offering (before deducting expenses) received by the Company (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller for a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of any Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent) and the total commissions or underwriting discounts received by the applicable Agent(s) and the aggregate net Spread (net of any related hedging and other costs) received by the applicable Forward Purchaser(s) in connection therewith, bear to the aggregate offering price of the Shares.

The relative fault of the Company on the one hand and the applicable Agent(s) and Forward Purchaser(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agent(s) and Forward Purchaser(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agent(s) and Forward Purchaser(s) were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent with respect to the Shares sold through such Agent or underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering and not joint.

The remedies provided for in Sections 6 and 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, and the agreements of the Agents, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or their respective affiliates, selling agents, officers or directors or any person controlling such Agent or such Forward Purchaser, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for any Shares or any Confirmation Shares.

Section 9. Termination.

(a)            This Agreement may be terminated for any reason, at any time, by the Company, any Agent (as to itself) or any Forward Purchaser (as to itself), in each case, upon the giving of three business days prior written notice to the other parties hereto.

(b)            The applicable Agent(s) may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, S.A., or Euroclear Bank SA/NV, in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)            If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one or more other Agents to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)            if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Agents; or

(ii)            if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any default that does not result in a termination of such Terms Agreement, either the non-defaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Agent” includes any person substituted for an Agent under this Section 9.

(d)            In the event of any termination under this Section 9, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 15, 16 and 17 hereof shall remain in effect.

Section 10. Notices. Except as otherwise set forth herein, all statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and if to the Agents, the Forward Purchasers or the Company, shall be delivered or sent by mail or facsimile transmissions to:

If to the Agents to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

Attention: Equity Capital Markets desk

with a copy to Legal Department (Facsimile: (212) 702-1205)

BNY Mellon Capital Markets, LLC

240 Greenwich Street, 3W

New York, New York 10286

Facsimile: (212) 815-6403

Attention: Equity Capital Markets, with a copy to Operations Department, 3rd Floor

Facsimile: (724) 540-6311

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: Christine Roemer

with a copy to ECM Legal

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: ATM Trading Desk

Email: BTIGUSATMTrading@btig.com

Capital One Securities, Inc.

201 St. Charles Street, Suite 1830

New Orleans, Louisiana 70170

Attention: Gabrielle Halprin and Sean Benoit

with a copy to Phil Winiecki (299 Park Avenue, 31st Floor, New York, New York 10171)

Fifth Third Securities, Inc.

424 Church Street, Suite 600

Nashville, Tennessee 37219

Attention: Equity Capital Markets

Facsimile: (615) 687-3019

Jefferies LLC

520 Madison Avenue, 2nd Floor

New York, New York 10022

Attention: General Counsel

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Attention: Equity Syndicate

Email: syndicate@jmpsecurities.com

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Stephanie Little

Email: stephanie.y.little@jpmorgan.com

Telephone: (312) 732-3229

Facsimile: (312) 300-7716

Regions Securities LLC
1180 West Peachtree Street NW, Suite 1400
Atlanta, Georgia 30309
Email: ECMDesk@regions.com

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281

Attention: Equity Syndicate Department
Telephone: (877) 822-4089
Email: equityprospectus@rbccm.com

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Copies (which shall not constitute notice) to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6653

E-mail: us.ecm@scotiabank.com; us.legal@scotiabank.com

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152
Attention: Equity Syndicate Department

Facsimile: (212) 214-5918

If to the Forward Purchasers to:

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Ilya Blanter

Facsimile: (917) 522-0458

Email: ilya.blanter@barclays.com

Bank of Montreal

250 Yonge Street, 10th Floor

Toronto, Ontario M5B2L7

The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: D1NY@bnymellon.com

Facsimile: (732) 667-9766

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: rohan.handa@baml.com

Jefferies LLC

520 Madison Avenue, 2nd Floor

New York, New York 10022

Attention: Strategic Equity Transactions Group
Email: SETG-US@jefferies.com, CorpEqDeriv@jefferies.com

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, New York 10179

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

Regions Securities LLC
1180 West Peachtree Street NW, Suite 1400
Atlanta, Georgia 30309

Email: ECMDesk@regions.com

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281
Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

The Bank of Nova Scotia

GWO - Derivative Products

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Gary Nathanson / Bahar Alast

Telephone.: (212) 225-5582 / (212) 225-5230

Wells Fargo Bank, National Association

375 Park Avenue, 4th Floor

New York, New York 10152

Attention: Equity Syndicate Department and the Special Equities Desk

Facsimile: (212) 214-5918

If to the Company to:

W. P. Carey Inc.

One Manhattan West, 395 9th Avenue

58th Floor, New York, New York 10001
Attention: Head of Capital Markets

with a copy to the Chief Legal Officer

Facsimile: (212) 492-8922

Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement and the issuance, sale and delivery of any Confirmation Shares pursuant to any Confirmation, including the determination of the respective public offering prices of Shares, if any, and any related fees and commissions, and the price to be paid for any Confirmation Shares, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and/or the Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares, the process leading thereto (irrespective of whether any Agent or any Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective affiliates, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective affiliates, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

Section 14. Recognition of the U.S. Special Resolution Regimes. In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 17. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19. Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

W. P. Carey Inc.

By:	/s/ Toni Ann Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Accepted as of the date hereof:

Barclays Capital Inc.		BMO Capital Markets Corp.

By:	/s/ Allison Sedrish	By:	/s/ Matthew Coley
	Name: Allison Sedrich		Name: Matthew Coley
	Title: Managing Director		Title: Manager, Derivatives Operations

BNY Mellon Capital Markets, LLC		BofA Securities, Inc.

By:	/s/ JC Mas	By:	/s/ Chris Porter
	Name: JC Mas		Name: Chris Porter
	Title: Managing Director		Title: Managing Director

BTIG, LLC		Capital One Securities, Inc.

By:	/s/ Stephen Ortiz	By:	/s/ Gregory Horstman
	Name: Stephen Ortiz		Name: Gregory Horstman
	Title: Managing Director		Title: Managing Director

Fifth Third Securities, Inc.		Jefferies LLC

By:	/s/ Susannah Doyle Lunke	By:	/s/ Michael Magarro
	Name: Susannah Doyle Lunke		Name: Michael Magarro
	Title: Managing Director, SVP		Title: Managing Director

J.P. Morgan Securities LLC		JMP Securities LLC

By:	/s/ Stephanie Little	By:	/s/ Eric Clark
	Name: Stephanie Little		Name: Eric Clark
	Title: Executive Director		Title: Managing Director

RBC Capital Markets, LLC		Regions Securities LLC

By:	/s/ Christopher Allred	By:	/s/ Edward L. Armstrong
	Name: Christopher Allred		Name:Edward L. Armstrong
	Title: Managing Director, U.S. Real Estate		Title: Managing Director - ECM

Scotia Capital (USA) Inc.		Wells Fargo Securities, LLC

By:	/s/ John Cronin	By:	/s/ Elizabeth Alvarez
	Name: John Cronin		Name: Elizabeth Alvarez
	Title: Managing Director		Title: Managing Director

As Agent

Accepted as of the date hereof:

Barclays Bank PLC		Bank of Montreal

By:	/s/ Allison Sedrish	By:	/s/ Sue Henderson
	Name: Allison Sedrich		Name: Sue Henderson
	Title: Managing Director		Title: Director, Derivatives Operations

The Bank of New York Mellon		Bank of America, N.A.

By:	/s/ Ron Hooey	By:	/s/ Rohan Handa
	Name: Ron Hooey		Name: Rohan Handa
	Title: Managing Director		Title: Managing Director

Jefferies LLC		JPMorgan Chase Bank, National Association

By:	/s/ Michael Magarro	By:	/s/ Stephanie Little
	Name: Michael Magarro		Name: Stephanie Little
	Title: Managing Director		Title: Executive Director

Royal Bank of Canada		Regions Securities LLC

By:	/s/ Brian Ward	By:	/s/ Edward L. Armstrong
	Name: Brian Ward		Name: Edward L. Armstrong
	Title: Managing Director		Title: Managing Director - ECM

The Bank of Nova Scotia		Wells Fargo Bank, National Association

By:	/s/ Michael Curran	By:	/s/ Elizabeth Alvarez
	Name: Michael Curran		Name: Elizabeth Alvarez
	Title: Managing Director		Title: Managing Director

As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Annex I

W. P. Carey Inc.

Common Stock
($0.001 par value)

TERMS AGREEMENT

Barclays Capital Inc.
BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

BofA Securities, Inc.

BTIG, LLC

Capital One Securities, Inc.

Fifth Third Securities, Inc.

Jefferies LLC

JMP Securities LLC

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

W. P. Carey Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Sales Agreement, dated May 2, 2022 (the “Sales Agreement”), among the Company, each of Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc. Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Regions Securities LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities (each, an “Agent,” and collectively, the “Agents”), and each of Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., JPMorgan Chase Bank, National Association, Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, to issue and sell to __ as principal for resale (collectively, the “Underwriters”), and the Underwriters severally agree to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “Securities”), on the terms specified in Schedule A hereto. Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities, if applicable, are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters for their respective accounts for the Securities to be purchased by them.

Each of the provisions of the Sales Agreement not related solely to the Agent, as sales agent, the Forward Purchasers, any Confirmation or any Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Schedule A

Name of Agent	Number of Shares of [Initial] Shares

Total

[ADDITIONAL TERMS TO BE ADDED AS APPROPRIATE FOR A PARTICULAR PRINCIPAL TRANSACTION]

ANNEX A

PRICING SUPPLEMENT

Date:	[*], 20[*]

To:	W. P. Carey Inc.

One Manhattan West

395 9th Avenue, 58th Floor

New York, New York 10001

Attention: Head of Capital Markets

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [*], 20[*] (the “Confirmation”) between W. P. Carey Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [*];

(b) the Number of Shares is initially [*], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price is USD [*].

Very sincerely,

[DEALER NAME]

By:
Name:	[*]
Title:	[*]

Annex III

SAMPLE SALE INSTRUCTION

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Sale Instruction

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Sales Agreement, dated May 2, 2022 (the “Sales Agreement”), dated May 2, 2022 among W. P. Carey Inc. (the “Company”), each of Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Regions Securities LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities (each, an “Agent,” and collectively, the “Agents”), and each of Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, I hereby request on behalf of the Company that [SPECIFY AGENT] sell common shares of beneficial interest, par value $0.001 per share of the Company, subject to the following terms:

Maximum Number of Shares to be Sold	[●]
Minimum Price per Share at which such Shares may be Sold	$[●]
Agency or Principal Basis	[Agency] [Principal]
Regular Settlement or Forward Basis	[Regular Settlement][Forward Basis]
[Compensation to Agent (if different than the Sales Agreement)]	[●]
[Final Date]	[●]
[Initial Forward Price]	[●]%
[Spread]	[●] basis points
[Initial Stock Loan Fee]	[●] basis points
[Maximum Stock Loan Fee]	[●] basis points
[Hedge Completion Date]	[●]

[Forward Price Reduction Dates]	[Forward Price Reduction Amounts]

[●], 20[●]	$[●]

[●], 20[●]	$[●]

[●], 20[●]	$[●]

The Company hereby confirms that, as of the date of this Sale Instruction, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED]

Confirmed as of the date first above written:

W. P. CAREY INC.

By:
Name:	[*]
Title:	[*]